Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock

of

ALLERGY RESEARCH GROUP, INC.

Pursuant to the Offer to Purchase

dated August 12, 2008

by

LONGHORN ACQUISITION CORP.

a wholly-owned subsidiary

of

KI NUTRICARE, INC.

a wholly-owned subsidiary

of

KIKKOMAN CORPORATION

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if (i) the certificates representing shares of common stock, par value $0.001 per share (the “Shares”), of Allergy Research Group, Inc., a Florida corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documentation to reach the Depositary prior to the expiration of the Offer. Such form may be transmitted by facsimile or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

By Mail:	By Facsimile Transmission:	By Overnight Courier:

Computershare Trust Company, N.A. c/o Computershare Shareholder Services, Inc. P.O. Box 43011 Providence, RI 02940-3011 Attn: Corporate Actions Voluntary Department	For Eligible Institutions Only: (617) 360-6810 For Confirmation Only Telephone: (781) 575-2332	Computershare Trust Company, N.A. c/o Computer Shareholder Services, Inc. 250 Royall Street Canton, MA 02021 Attn: Corporate Actions Voluntary Department

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Longhorn Acquisition Corp. (“Purchaser”), a Florida corporation and wholly-owned subsidiary of KI Nutricare, Inc., which is a New York corporation and wholly-owned subsidiary of Kikkoman Corporation, a corporation organized under the laws of Japan, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 12, 2008 and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the shares of common stock, par value $0.001 per share, (the “Shares”) of Allergy Research Group, Inc., a Florida corporation (“ARG”), as set forth below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares :

(Please Type or Print)

Share Certificate Number(s) (if available):

Please check this box if Shares will be tendered by book-entry transfer:  ☐

Account Number:

Date:

Name of Record Holder(s):

Address:

Telephone Number:

Signature(s):

Dated:

GUARANTEE

(Not to be Used for Signature Guarantees)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), guarantees to deliver to the Depositary the Shares tendered hereby, together with properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and certificates for the Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three trading days of the date hereof. A “trading day” is any day on which the OTC Bulletin Board is open for business. Failure to do so could result in a financial loss to the undersigned.

Name of Firm:

Authorized Signature:

Name:

(Please Type or Print)

Title:

Address:

Telephone Number:

Dated:                    , 2008

NOTE: DO NOT SEND SHARES WITH THIS FORM; SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE DEPOSITARY WITHIN THREE TRADING DAYS AFTER THE DATE OF EXECUTION OF THE NOTICE OF GUARANTEED DELIVERY.